UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2015

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California		94597
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 10, 2015, George C. Roeth and Thomas J. Colligan were appointed to the Board of Directors (the “Board”) of Central Garden & Pet Company (the “Company”). A copy of the press release announcing their appointment is attached hereto as Exhibit 99.1.

In connection with their appointment to the Board, Mr. Roeth and Mr. Colligan were each granted options to purchase 20,284 shares of Class A Common Stock (determined by dividing $200,000 by the closing price of a share of the Company’s Class A Common Stock on February 10, 2015) and 2,029 shares of restricted stock (determined by dividing $20,000 by the closing price of a share of the Company’s Class A Common Stock on February 10, 2015). The options and restricted stock were granted under the Company’s 2003 Omnibus Equity Incentive Plan.

There are no related party transactions with Mr. Roeth or Mr. Colligan required to be disclosed under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 10, 2015, at the Annual Meeting, the following proposals were submitted to the stockholders:

1.	The election of seven directors to serve until the 2016 Annual Meeting and until their successors are duly elected and qualified.

2.	The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 26, 2015.

For more information about the foregoing proposals, see the Company’s proxy statement dated December 29, 2014, the relevant portions of which are incorporated herein by reference. Holders of the Company’s Common Stock are entitled to one vote per share and holders of the Company’s Class B Stock are entitled to the lesser of ten votes per share or 49% of the total number of votes of Common Stock and Class B Stock which are voted for a director or on a proposal. Holders of the Company’s Common Stock and holders of the Company’s Class B Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. The number of votes cast for and withheld/against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

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Proposal One:

The following individuals were elected to serve as directors until the Company’s next annual meeting and until their respective successors are elected and qualified by the votes set forth in the following table:

Director Nominee	For	Withheld	Broker Non-Votes
William E. Brown	11,925,962	3,853,524	2,343,707
Brooks M. Pennington III	13,232,130	2,547,356	2,343,707
John B. Balousek	15,760,651	18,835	2,343,707
David N. Chichester	15,757,851	21,635	2,343,707
Alfred A. Piergallini	15,756,301	23,185	2,343,707
John R. Ranelli	13,397,538	2,381,948	2,343,707
M. Beth Springer	15,757,851	21,635	2,343,707

Proposal Two:

The appointment of Deloitte & Touché LLP as the Company’s independent registered public accounting firm for fiscal year 2015 was ratified, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes(1)
20,351,503	19,205	2,184	0

(1)	Pursuant to the rules of the New York Stock Exchange, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

Item 9.01.	Financial Statements and Exhibits

99.1	Press Release dated February 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Lori A. Varlas
Lori A. Varlas
Senior Vice President, Chief Financial Officer and Secretary

Dated: February 17, 2015

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